Exhibit 99.1

SiriusXM Reports Third Quarter 2013 Results

•	Record Revenue of $962 Million, Up 11% From Third Quarter of 2012
•	Net Income of $63 Million
•	Adjusted EBITDA Grows 21% to a Record $296 Million
•	Free Cash Flow Increases 26% to $245 Million
•	Share Repurchase Program Reaches $1.6 Billion Year to Date
•	Company Issues 2014 Financial Guidance

NEW YORK – October 24, 2013 – Sirius XM Radio (NASDAQ: SIRI) today announced third quarter 2013 financial and operating results, including record revenue of $962 million, up 11% from the third quarter 2012 revenue of $867 million. Net income for the third quarter of 2013 and 2012 was $63 million and $75 million, respectively, including losses on extinguishment of debt of $108 million and $107 million, respectively. Earnings per fully-diluted share were $0.01 each in the third quarter of 2013 and 2012.

Income before income taxes was $124 million in the third quarter 2013, an increase of 128% from $54 million in the third quarter of 2012. Adjusted EBITDA for the third quarter of 2013 reached a record $296 million, up 21% from $245 million in the third quarter of 2012.

“SiriusXM had a great quarter, with the 513,000 net subscriber additions and the 373,000 self-pay net additions setting post-merger records for the third quarter. We also saw double-digit growth in revenue for the seventh consecutive quarter, a new quarterly record for adjusted EBITDA and adjusted EBITDA margin, and significant growth in free cash flow. With continued growth in new automobile sales and an increasing number of existing self-pay subscribers selling their cars and rotating back into our trial funnel, we are increasing our guidance for net subscriber additions and reducing our guidance for self pay subscriber additions by equal amounts. We are also pleased to increase revenue guidance for 2013 and introduce new guidance for continued growth in 2014 in both revenue and adjusted EBITDA,” noted Jim Meyer, Chief Executive Officer, SiriusXM.

“We are proud of all we accomplished in the third quarter: strong operating results, significant improvements in our balance sheet, renewals of important long-term programming contracts, and the announced acquisition of the connected vehicle unit of Agero,” added Meyer.

Additional highlights of the third quarter include:

•	Subscribers Reach Approximately 25.6 Million. Net subscriber additions in the quarter were 513,000, up from 446,000 in the third quarter of 2012. The total paid subscriber base reached a record 25.6 million, up 9% from the prior-year period. Self-pay net subscriber additions were 373,000, while the self-pay subscriber base reached a record high of 20.7 million, up 9% from the prior year period. Total paid and unpaid trials grew by 247,000 from the second quarter of 2013 to 6.9 million.
•	Adjusted EBITDA and Adjusted EBITDA Margin Achieve New Record Highs. Adjusted EBITDA climbed 21% from last year’s third quarter to a record quarterly figure of $296 million, and those results were accompanied by a record adjusted EBITDA margin of nearly 31%.
•	Free Cash Flow Climbs 26% in the Third Quarter. Free cash flow in the third quarter of 2013 was $245 million, up 26% from $195 million in the third quarter of 2012. Free cash flow per fully-diluted share was 3.9 cents in the third quarter, up 31% from the third quarter of 2012. For the first nine months of the year, free cash flow climbed 42% to $624 million, and free cash flow per fully-diluted share was 9.7 cents, an increase of 51% over the same period in 2012.

“We have taken significant steps over the past year to improve our balance sheet, lowering our average cost of debt from 9.2% last summer to just 5.5% following the redemption of the 7.625% Senior Notes due 2018. The new debt we have issued gives our Company greater flexibility to pursue capital returns and other strategic opportunities,” said David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer.

“During the third quarter, we repurchased approximately 124 million shares of our common stock for $459 million, bringing our year-to-date purchases to approximately 477 million shares for approximately $1.6 billion. We have approximately $2.4 billion remaining under our recently increased share repurchase authorization, and we anticipate using $500 million of this authorization to repurchase shares directly from Liberty Media in three installments beginning next month. At the end of the third quarter, and pro forma for the announced redemption of the 7.625% Senior Notes due 2018, our outstanding debt was a very conservative 3.0x trailing adjusted EBITDA,” added Frear.

2013 AND 2014 GUIDANCE

The Company today increased its expectation for 2013 total net subscriber growth and revenue, reduced its estimate for 2013 self-pay net subscriber growth, and reiterated its existing guidance for adjusted EBITDA and free cash flow.

•	Total net subscriber additions of approximately 1.6 million, up from previous guidance of 1.5 million,
•	Self-pay net subscriber additions of approximately 1.5 million, down from previous guidance of approximately 1.6 million,
•	Revenue of approximately $3.77 billion, up from previous guidance of over $3.7 billion,
•	Adjusted EBITDA of approximately $1.14 billion, and
•	Free cash flow of approximately $915 million.

The Company also provided initial guidance for 2014 revenue and adjusted EBITDA:

•	Revenue of over $4.0 billion, and
•	Adjusted EBITDA of approximately $1.38 billion.

THIRD QUARTER 2013 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2013	2012	2013	2012

Revenue:
Subscriber revenue	$834,053	$757,672	$2,432,113	$2,188,199
Advertising revenue	21,918	20,426	63,886	59,881
Equipment revenue	17,989	17,813	54,588	51,183
Other revenue	87,549	71,449	248,430	210,362
Total revenue	961,509	867,360	2,799,017	2,509,625
Operating expenses:
Cost of services:
Revenue share and royalties	162,627	141,834	467,017	409,371
Programming and content	72,322	69,938	217,313	205,203
Customer service and billing	76,322	77,768	237,006	212,635
Satellite and transmission	19,853	18,319	59,041	53,980
Cost of equipment	5,340	6,345	17,809	19,301
Subscriber acquisition costs	125,457	112,418	371,560	348,014
Sales and marketing	75,638	60,676	209,594	176,457
Engineering, design and development	13,007	13,507	42,901	32,468
General and administrative	67,881	68,235	184,613	193,786
Depreciation and amortization	58,533	66,571	192,966	199,481
Total operating expenses	676,980	635,611	1,999,820	1,850,696
Income from operations	284,529	231,749	799,197	658,929
Other income (expense):
Interest expense, net of amounts capitalized	(54,629)	(70,035)	(150,531)	(219,777)
Loss on extinguishment of debt and credit facilities, net	(107,971)	(107,105)	(124,348)	(132,726)
Interest and investment income (loss)	1,716	(321)	3,648	(3,192)
Other income (loss)	407	113	909	(637)
Total other expense	(160,477)	(177,348)	(270,322)	(356,332)
Income before income taxes	124,052	54,401	528,875	302,597
Income tax (expense) benefit	(61,158)	20,113	(216,857)	3,013,860
Net income	$62,894	$74,514	$312,018	$3,316,457
Foreign currency translation adjustment, net of tax	(11)	—	(292)	(38)
Total comprehensive income	$62,883	$74,514	$311,726	$3,316,419
Net income per common share:
Basic	$0.01	$0.01	$0.05	$0.52
Diluted	$0.01	$0.01	$0.05	$0.49
Weighted average common shares outstanding:
Basic	6,184,216	4,034,122	6,265,981	3,870,031
Diluted	6,287,353	6,577,654	6,446,082	6,848,230

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$716,784	$520,945
Accounts receivable, net	102,778	106,142
Receivables from distributors	80,819	104,425
Inventory, net	14,242	25,337
Prepaid expenses	130,794	122,157
Related party current assets	11,141	13,167
Deferred tax asset	887,182	923,972
Other current assets	7,525	12,037
Total current assets	1,951,265	1,828,182
Property and equipment, net	1,542,887	1,571,922
Long-term restricted investments	5,718	3,999
Deferred financing fees, net	29,377	38,677
Intangible assets, net	2,482,367	2,519,610
Goodwill	1,815,365	1,815,365
Related party long-term assets	29,385	44,954
Long-term deferred tax asset	1,036,708	1,219,256
Other long-term assets	13,240	12,878
Total assets	$8,906,312	$9,054,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$528,173	$587,652
Accrued interest	53,918	33,954
Current portion of deferred revenue	1,522,513	1,474,138
Current portion of deferred credit on executory contracts	3,904	207,854
Current maturities of long-term debt	489,492	4,234
Current maturities of long-term related party debt	49,383	—
Related party current liabilities	6,121	6,756
Total current liabilities	2,653,504	2,314,588
Deferred revenue	145,656	159,501
Deferred credit on executory contracts	2,339	5,175
Long-term debt	3,161,372	2,222,080
Long-term related party debt	10,948	208,906
Related party long-term liabilities	16,884	18,966
Other long-term liabilities	80,941	86,062
Total liabilities	6,071,644	5,015,278

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at September 30, 2013 and December 31, 2012:
Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share); 0 and 6,250,100 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	6

Common stock, par value $0.001; 9,000,000,000 shares authorized; 6,134,596,655 and 5,262,440,085 shares issued and outstanding, at September 30, 2013 and December 31, 2012, respectively	6,135	5,263
Accumulated other comprehensive (loss) income, net of tax	(172)	120
Additional paid-in capital	8,828,077	10,345,566
Accumulated deficit	(5,999,372)	(6,311,390)
Total stockholders’ equity	2,834,668	4,039,565
Total liabilities and stockholders’ equity	$8,906,312	$9,054,843

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$312,018	$3,316,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192,966	199,481
Non-cash interest expense, net of amortization of premium	16,506	30,786
Provision for doubtful accounts	28,571	24,953
Amortization of deferred income related to equity method investment	(2,082)	(2,082)
Loss on extinguishment of debt and credit facilities, net	124,348	132,726
(Gain) loss on unconsolidated entity investments, net	(2,831)	4,014
Dividend received from unconsolidated entity investment	17,707	—
Loss on disposal of assets	128	567
Share-based payment expense	49,774	46,361
Deferred income taxes	219,184	(3,017,021)
Other non-cash purchase price adjustments	(206,786)	(220,336)
Changes in operating assets and liabilities:
Accounts receivable	(25,207)	(26,211)
Receivables from distributors	23,606	(2,956)
Inventory	11,095	888
Related party assets	2,077	6,905
Prepaid expenses and other current assets	(6,665)	(26,367)
Other long-term assets	(363)	24,454
Accounts payable and accrued expenses	(58,680)	(27,384)
Accrued interest	19,964	(5,940)
Deferred revenue	34,530	52,777
Related party liabilities	(635)	(1,314)
Other long-term liabilities	(4,968)	2,774
Net cash provided by operating activities	744,257	513,532

Cash flows from investing activities:
Additions to property and equipment	(118,235)	(73,546)
Purchases of restricted and other investments	(1,719)	—
Net cash used in investing activities	(119,954)	(73,546)

Cash flows from financing activities:
Proceeds from exercise of stock options	21,819	89,250
Taxes paid in lieu of shares issued for stock-based compensation	(27,913)	—
Proceeds from long-term borrowings and revolving credit facility, net of costs	2,532,137	393,687
Payment of premiums on redemption of debt	(116,410)	(100,615)
Repayment of long-term borrowings and revolving credit facility	(1,085,737)	(914,028)
Repayment of related party long-term borrowings	(150,000)	(126,000)
Common stock repurchased and retired	(1,602,360)	—
Net cash used in financing activities	(428,464)	(657,706)
Net increase (decrease) in cash and cash equivalents	195,839	(217,720)
Cash and cash equivalents at beginning of period	520,945	773,990
Cash and cash equivalents at end of period	$716,784	$556,270

Subscriber Data and Operating Metrics

The following table contains subscriber data and key operating metrics for the three and nine months ended September 30, 2013 and 2012, respectively:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Beginning subscribers	25,068,988	22,919,462	23,900,336	21,892,824
Gross subscriber additions	2,561,175	2,421,586	7,726,577	7,064,282
Deactivated subscribers	(2,048,097)	(1,975,665)	(6,044,847)	(5,591,723)
Net additions	513,078	445,921	1,681,730	1,472,559
Ending subscribers	25,582,066	23,365,383	25,582,066	23,365,383

Self-pay	20,670,333	19,041,519	20,670,333	19,041,519
Paid promotional	4,911,733	4,323,864	4,911,733	4,323,864
Ending subscribers	25,582,066	23,365,383	25,582,066	23,365,383

Self-pay	372,597	370,553	1,100,059	1,132,777
Paid promotional	140,481	75,368	581,671	339,782
Net additions	513,078	445,921	1,681,730	1,472,559

Daily weighted average number of subscribers	25,267,241	23,008,693	24,646,938	22,519,544

Average self-pay monthly churn	1.8%	2.0%	1.8%	1.9%

New vehicle consumer conversion rate	44%	44%	44%	45%

ARPU	$12.29	$12.14	$12.21	$11.96
SAC, per gross subscriber addition	$52	$51	$52	$55

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (GAAP):	$62,894	$74,514	$312,018	$3,316,457
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,854	5,438	5,599
Operating expenses	(68,895)	(73,049)	(206,786)	(220,497)
Share-based payment expense (GAAP)	19,762	17,492	49,774	46,361
Depreciation and amortization (GAAP)	58,533	66,571	192,966	199,481
Interest expense, net of amounts capitalized (GAAP)	54,629	70,035	150,531	219,777
Loss on extinguishment of debt and credit facilities, net (GAAP)	107,971	107,105	124,348	132,726
Interest and investment (income) loss (GAAP)	(1,716)	321	(3,648)	3,192
Other (income) loss (GAAP)	(407)	(113)	(909)	637
Income tax expense (benefit) (GAAP)	61,158	(20,113)	216,857	(3,013,860)
Adjusted EBITDA	$295,742	$244,617	$840,589	$689,873

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this Non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and nine months ended September 30, 2013 and 2012:

	Unaudited For the Three Months Ended September 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$834,053	$—	$—	$834,053
Advertising revenue	21,918	—	—	21,918
Equipment revenue	17,989	—	—	17,989
Other revenue	87,549	1,813	—	89,362
Total revenue	$961,509	$1,813	$—	$963,322
Operating expenses
Cost of services:
Revenue share and royalties	$162,627	$41,942	$—	$204,569
Programming and content	72,322	2,008	(2,232)	72,098
Customer service and billing	76,322	—	(647)	75,675
Satellite and transmission	19,853	—	(1,076)	18,777
Cost of equipment	5,340	—	—	5,340
Subscriber acquisition costs	125,457	20,342	—	145,799
Sales and marketing	75,638	4,603	(3,871)	76,370
Engineering, design and development	13,007	—	(2,177)	10,830
General and administrative	67,881	—	(9,759)	58,122
Depreciation and amortization (a)	58,533	—	—	58,533
Share-based payment expense	—	—	19,762	19,762
Total operating expenses	$676,980	$68,895	$—	$745,875

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2013 was $12,000.

	Unaudited For the Three Months Ended September 30, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$757,672	$41	$—	$757,713
Advertising revenue	20,426	—	—	20,426
Equipment revenue	17,813	—	—	17,813
Other revenue	71,449	1,813	—	73,262
Total revenue	$867,360	$1,854	$—	$869,214
Operating expenses
Cost of services:
Revenue share and royalties	$141,834	$37,199	$—	$179,033
Programming and content	69,938	10,431	(1,736)	78,633
Customer service and billing	77,768	—	(512)	77,256
Satellite and transmission	18,319	—	(938)	17,381
Cost of equipment	6,345	—	—	6,345
Subscriber acquisition costs	112,418	21,712	—	134,130
Sales and marketing	60,676	3,707	(2,931)	61,452
Engineering, design and development	13,507	—	(1,753)	11,754
General and administrative	68,235	—	(9,622)	58,613
Depreciation and amortization (a)	66,571	—	—	66,571
Share-based payment expense	—	—	17,492	17,492
Total operating expenses	$635,611	$73,049	$—	$708,660

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2012 was $13,000.

	Unaudited For the Nine Months Ended September 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,432,113	$—	$—	$2,432,113
Advertising revenue	63,886	—	—	63,886
Equipment revenue	54,588	—	—	54,588
Other revenue	248,430	5,438	—	253,868
Total revenue	$2,799,017	$5,438	$—	$2,804,455
Operating expenses
Cost of services:
Revenue share and royalties	$467,017	$122,534	$—	$589,551
Programming and content	217,313	6,965	(5,513)	218,765
Customer service and billing	237,006	—	(1,628)	235,378
Satellite and transmission	59,041	—	(2,753)	56,288
Cost of equipment	17,809	—	—	17,809
Subscriber acquisition costs	371,560	64,365	—	435,925
Sales and marketing	209,594	12,922	(10,114)	212,402
Engineering, design and development	42,901	—	(5,458)	37,443
General and administrative	184,613	—	(24,308)	160,305
Depreciation and amortization (a)	192,966	—	—	192,966
Share-based payment expense	—	—	49,774	49,774
Total operating expenses	$1,999,820	$206,786	$—	$2,206,606

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2013 was $37,000.

	Unaudited For the Nine Months Ended September 30, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,188,199	$161	$—	$2,188,360
Advertising revenue	59,881	—	—	59,881
Equipment revenue	51,183	—	—	51,183
Other revenue	210,362	5,438	—	215,800
Total revenue	$2,509,625	$5,599	$—	$2,515,224
Operating expenses
Cost of services:
Revenue share and royalties	$409,371	$108,069	$—	$517,440
Programming and content	205,203	32,565	(4,342)	233,426
Customer service and billing	212,635	—	(1,327)	211,308
Satellite and transmission	53,980	—	(2,411)	51,569
Cost of equipment	19,301	—	—	19,301
Subscriber acquisition costs	348,014	69,328	—	417,342
Sales and marketing	176,457	10,535	(7,343)	179,649
Engineering, design and development	32,468	—	(4,467)	28,001
General and administrative	193,786	—	(26,471)	167,315
Depreciation and amortization (a)	199,481	—	—	199,481
Share-based payment expense	—	—	46,361	46,361
Total operating expenses	$1,850,696	$220,497	$—	$2,071,193

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2012 was $41,000.

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Subscriber revenue (GAAP)	$834,053	$757,672	$2,432,113	$2,188,199
Add: advertising revenue (GAAP)	21,918	20,426	63,886	59,881
Add: other subscription-related revenue (GAAP)	75,999	60,095	211,784	176,569
Add: purchase price accounting adjustments	—	41	—	161
	$931,970	$838,234	$2,707,783	$2,424,810

Daily weighted average number of subscribers	25,267,241	23,008,693	24,646,938	22,519,544

ARPU	$12.29	$12.14	$12.21	$11.96

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Customer service and billing expenses (GAAP)	$76,322	$77,768	$237,006	$212,635
Less: share-based payment expense	(647)	(512)	(1,628)	(1,327)
	$75,675	$77,256	$235,378	$211,308

Daily weighted average number of subscribers	25,267,241	23,008,693	24,646,938	22,519,544

Customer service and billing expenses, per average subscriber	$1.00	$1.12	$1.06	$1.04

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculations for free cash flow and free cash flow per fully-diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flow information
Net cash provided by operating activities	$302,236	$219,809	$744,257	$513,532
Net cash used in investing activities	$(56,974)	$(24,602)	$(119,954)	$(73,546)
Net cash used in financing activities	$(180,247)	$(507,267)	$(428,464)	$(657,706)
Free Cash Flow
Net cash provided by operating activities	$302,236	$219,809	$744,257	$513,532
Additions to property and equipment	(55,255)	(24,602)	(118,235)	(73,546)
Purchases of restricted and other investments	(1,719)	—	(1,719)	—
Free cash flow	$245,262	$195,207	$624,303	$439,986

Diluted weighted average common shares outstanding	6,287,353	6,577,654	6,446,082	6,848,230

Free cash flow per fully-diluted share	$0.04	$0.03	$0.10	$0.06

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Subscriber acquisition costs (GAAP)	$125,457	$112,418	$371,560	$348,014
Less: margin from direct sales of radios and accessories (GAAP)	(12,649)	(11,468)	(36,779)	(31,882)
Add: purchase price accounting adjustments	20,342	21,712	64,365	69,328
	$133,150	$122,662	$399,146	$385,460

Gross subscriber additions	2,561,175	2,421,586	7,726,577	7,064,282

SAC, per gross subscriber addition	$52	$51	$52	$55

###

About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has 25.6 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

On social media, join the SiriusXM community on Facebook, Twitter, Instagram, and YouTube.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of radio and audio services; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; and our substantial indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com